SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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PEET’S COFFEE & TEA INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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PEET’S COFFEE & TEA, INC.

1400 Park Avenue,

Emeryville, California 94608-3520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 23, 2003

TO THE SHAREHOLDERS OF PEET’S COFFEE & TEA, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peet’s Coffee & Tea, Inc., a Washington corporation (the “Company”), will be held on Friday, May 23, 2003 at 10:00 a.m. local time at The Claremont Hotel, 41 Tunnel Road, Berkeley, California 94705, for the following purposes:

1.	To elect two directors to hold office until the 2006 Annual Meeting of Shareholders.

2.	To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 28, 2003.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 17, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Mark N. Rudolph

Secretary

Emeryville, California

April 24, 2003

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PEET’S COFFEE & TEA, INC.

1400 Park Avenue,

Emeryville, California 94608-3520

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

April 24, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Peet’s Coffee & Tea, Inc., a Washington corporation (“Peet’s” or the “Company”), for use at the Annual Meeting of Shareholders to be held on May 23, 2003, at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Claremont Hotel, 41 Tunnel Road, Berkeley, California 94507. The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2003, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on April 17, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 17, 2003, the Company had outstanding and entitled to vote 12,307,284 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers have discretionary authority to vote on proposals 1 and 2. Abstentions will be counted towards the vote total on proposals presented to the shareholders, but are not counted in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

Shareholders may grant a proxy to vote their shares by means of the telephone or on the Internet.

The telephone and Internet voting procedures below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders’ instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

Shareholders of record may go to http://www.continentalstock.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any shareholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-293-8533 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in “street name” receive instructions for granting proxies from their banks, brokers or other agents, rather than using the Company’s proxy card.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m. on May 22, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 1400 Park Avenue, Emeryville, California 94608-3520, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

The deadline for submitting a shareholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (“SEC”) is December 26, 2003. Shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the 2003 Annual Meeting of Shareholders. Shareholders are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors unless the Board determines by resolution that such vacancies shall be filled by the shareholders. A director elected to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2003. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the shareholders. If elected at the Annual Meeting, each of the nominees would serve until the 2006 annual meeting and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the twonominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

Gerald Baldwin

Gerald Baldwin, 60, has served as a director of the Company since 1971 and as Chairman of the Board from 1994 through January 2001. From 1971 until 1994, Mr. Baldwin was President and Chief Executive Officer. He co-founded the Company in 1971.

Hilary Billings

Hilary Billings, 39, has served as a director of the Company since January 2002. Currently, Ms. Billings is the Chairman and Chief Marketing Officer of RedEnvelope, a multi-channel gift company, which she joined in May 1999. From July 1997 to May 1999, Ms. Billings was Senior Vice President of Brand Development and Design with Starwood Hotels and Resorts, where she helped develop the W Hotels. Before joining Starwood, Ms. Billings was a vice president of product development with Pottery Barn catalog and retail group from 1995 to 1997.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

Christopher P. Mottern

Christopher P. Mottern, 59, has served as Chairman of the Board since May 2002 and director of the Company since August 1997. From May 1997 to May 2002, Mr. Mottern was the Chief Executive Officer and

President of the Company. From 1992 to 1996, Mr. Mottern served as President of The Heublein Wines Group, a manufacturer and marketer of wines and now a subsidiary of United Distillers & Vintners Ltd. From 1986 through 1991, he served as President and Chief Executive Officer of Capri Sun, Inc., one of the largest single-service juice drink manufacturers in the United States. Mr. Mottern has served on the board of Coen, Inc. since 1990.

Jean-Michel Valette

Jean-Michel Valette, 42, has served as a director of the Company since July 2001. Currently, Mr. Valette is an independent advisor to select branded consumer companies. From August 1998 to May 2000, Mr. Valette was President and Chief Executive Officer of Franciscan Estates, a premium wine company. From 1987 to 1998, Mr. Valette held various positions, including managing director, at Hambrecht & Quist LLC, a San Francisco-based investment bank and venture capital firm. In 1984, Mr. Valette co-founded Procede Ltd., a London-based investment and consulting firm and served as Managing Director from 1984 to 1986. Mr. Valette currently serves as a director of Select Comfort Corporation, The Boston Beer Company and Golden State Vintners, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

H. William Jesse, Jr.

H. William Jesse, Jr., 51, has served as a director of the Company since August 1998 and was Chairman from January 2001 to May 2002. Mr. Jesse is Chairman of Jesse.Hansen&Co, strategic and financial advisors to high-growth consumer companies. He founded the firm in 1986, and served as its President and Chief Executive Officer through March 1998. Mr. Jesse has served as Chairman and Chief Executive Officer of Vineyard Properties Corporation, a developer of wine grape vineyards from 1988 to 2002. In 1998, he also served as interim Chairman and Chief Executive Officer of Food.com, Inc. Mr. Jesse currently serves as a director of the 3DO Company.

Gordon A. Bowker

Gordon A. Bowker, 60, has served as a director of the Company from 1971 to 1987 and from September 1994 to the present. Since 1986, Mr. Bowker has been a principal and investor of Apanage Inc., a real estate development company. Mr. Bowker has 30 years of experience with publicly traded and private companies as an investor, founder, director and marketing advisor. He co-founded Starbucks Coffee Company, Redhook Ale Brewery, Incorporated and Seattle Weekly.

Patrick J. O’Dea

Patrick J. O’Dea, 41, has served as a Chief Executive Officer, President and director of the Company since May 2002. From April 1997 to March 2001, he was Chief Executive Officer of Archway/Mother’s Cookies and Mother’s Cake and Cookie Company. Previous to that from 1995 to 1997, Mr. O’Dea was the Vice President and General Manager of the Specialty Cheese Division of Stella Foods. From 1984 to 1995, he was with Procter & Gamble, where he successfully marketed several of the company snack and beverage brands.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 29, 2002, the Board of Directors held four meetings. The Board has an Audit Committee and a Compensation Committee.

The Audit Committee meets with the Company’s independent auditors at least quarterly to review the results of the annual audit or quarterly review and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors’ performance, and receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors: Messrs. Jesse, Bowker and Valette. It met eight times during the fiscal year. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee recently amended and restated its audit Committee Charter, a copy of which is attached as Appendix A to these proxy materials.

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options and stock purchase rights to employees and consultants under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Ms. Billings and Messrs. Valette and Jesse. It acted by unanimous written consent twice during the fiscal year.

During the fiscal year ended December 29, 2002, each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon.

In this context, the Committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Committee has discussed separately with the independent auditors, the auditors’ independence from the Company and its management, including the matters in the written disclosures and the letter from the auditors required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 29, 2002, filed with the Securities and Exchange Commission on March 31, 2003. The Committee and the Board also have recommended, subject to shareholder approval, the selection of Deloitte & Touche LLP as the Company’s independent auditors.

THE AUDIT COMMITTEE

H. William Jesse, Jr., Chairman

Gordon A. Bowker

Jean-Michel Valette

*	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 28, 2003 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 1996. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors is not required by the Company’s Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. For purposes of this vote, abstentions and broker non-votes will not be counted in determining whether this matter has been approved. Shares represented by executed proxies will be voted, if no abstention or vote against is marked, for the ratification of Deloitte & Touche LLP as the Company’s independent auditors.

Audit Fees.    During the fiscal year ended December 30, 2001, the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (“Deloitte”) for the audit of the Company’s financial statements for such fiscal year and for the review of the Company’s interim financial statements was $151,000, and for the fiscal year ended December 29, 2002, the aggregate fees billed by Deloitte for the audit of the Company’s financial statements for such fiscal year and for the review of the Company’s interim financial statements was $169,000.

Audit-related Fees.    During the fiscal year ended December 30, 2001, the aggregate fees billed by Deloitte for any other audit-related services (remaining fees incurred in connection with the Company’s initial public offering of Common Stock in January 2001) other than those described under “Audit Fees” for such fiscal year was $23,000, and for the fiscal year ended December 29, 2002, the aggregate fees billed by Deloitte for other audit-related services (incurred primarily in connection with the Company’s follow-on offering of Common Stock completed in April 2002) other than those described under “Audit Fees” for such fiscal year was $60,000.

Tax Fees.    During the fiscal year ended December 30, 2001, the aggregate fees billed by Deloitte for services rendered in connection with income tax compliance and related tax services was $50,000 and for the fiscal year ended December 29, 2002, the aggregate fees billed by Deloitte for services rendered in connection with income tax compliance and related tax services was $67,000.

All Other Fees.    During the fiscal year ended December 30, 2001 and December 29, 2002, Deloitte did not render or bill for any other professional services other than those described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees”.

The Audit Committee has determined the rendering of the information technology consulting services and all other non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of January 31, 2003 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; and (iii) all executive officers and directors of the Company as a group. Information for all those known by the Company to be beneficial owners of more than five percent of its Common Stock, as stated on Schedules 13D or 13G filed by such beneficial owners, is also included.

Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of Common Stock issuable pursuant to the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days of January 31, 2003. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Information with respect to beneficial ownership has been furnished by each director, officer or five percent or more shareholder, as the case may be. Except as otherwise noted below, the address for each person listed on the table is c/o Peet’s Coffee & Tea, Inc., 1400 Park Avenue, Emeryville, California 94608-3520. Applicable percentages are based on 12,217,224 shares outstanding on January 31, 2003, adjusted as required by the rules promulgated by the SEC.

Principal Shareholders Table

	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
Name of Beneficial Owner
Directors and Executive Officers:
Gerald Baldwin	496,030	4.0%
Christopher P. Mottern (1)	413,582	3.3
H. William Jesse, Jr. (2)	182,869	1.5
Gordon A. Bowker (3)	172,366	1.4
Mark N. Rudolph (4)	139,140	1.1
William M. Lilla (5)	126,337	1.0
Peter B. Mehrberg (6)	98,317	*
Jean-Michel Valette (7)	43,611	*
Hilary Billings (8)	23,056	*
Patrick J. O’Dea	0	*
All directors and officers as a group (14 persons) (9)	1,948,633	14.7

5% Shareholders (10):
Delaware Management Holdings 2005 Market Street Philadelphia, PA 19103	1,167,976	9.7

The TCW Group, Inc 865 South Figueroa Street Los Angeles, CA 90017	977,104	8.1

Deutsche Bank AG Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	684,182	5.8

Wellington Management Company, LLP 75 State Street Boston, MA 02109	662,650	5.5

*	Less than 1%.

(1)	Includes 308,998 shares issuable upon the exercise of vested stock options and 40,000 shares held by the Mottern Family Trust.
(2)	Includes 69,565 shares held by Jesse.Hansen&Co and 72,500 shares issuable upon the exercise of vested stock options.
(3)	Includes 75,800 shares issuable upon the exercise of vested stock options.
(4)	Includes 128,287 shares issuable upon the exercise of vested stock options.
(5)	Includes 111,323 shares issuable upon the exercise of vested stock options.
(6)	Includes 92,067 shares issuable upon the exercise of vested stock options.
(7)	Includes 33,611 shares issuable upon the exercise of vested stock options.
(8)	Represents 23,056 shares issuable upon the exercise of vested stock options.
(9)	See footnotes (1) through (8) above, as applicable.
(10)	Information with respect to each beneficial owner of 5% or more of a class of the Company’s Common Stock is based on Schedules 13D or 13G filed by such beneficial owners with the SEC for the 2002 calendar year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 29, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for the following reports that were filed late: the Form 5 for Gerald Baldwin, covering one transaction, the Form 5 for Christopher Mottern, covering two transactions, the Form 5 for H. William Jesse, Jr., covering two transactions, the Form 5 for Gordon Bowker, covering two transactions, the Form 5 for Mark Rudolph, covering two transactions, the Form 5 for William Lilla, covering two transactions, the Form 5 for Peter Mehrberg, covering two transactions, the Form 5 for Jean-Michel Valette, covering two transactions, the Form 5 for Hilary Billings, covering two transactions, and the Form 5 for Patrick O’Dea, covering two transactions.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Each non-employee director of the Company receives a fee of $1,000 per meeting. In the year ended December 29, 2002, the total compensation paid to non-employee directors was $17,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

2000 NON-EMPLOYEE DIRECTOR PLAN

The Board adopted a 2000 Non-Employee Director Plan effective upon the completion of the Company’s initial public offering of its Common Stock. The shareholders approved the plan on November 17, 2000. The plan provides for the automatic grant of nonstatutory stock options to purchase shares of Common Stock to the Company’s non-employee directors. The aggregate number of shares of Common Stock that may be issued pursuant to these options under the plan is 390,000 shares.

The Board of Directors administers the plan. Options granted to non-employee directors will generally be subject to the following terms:

•	The exercise price of options granted will be equal to the fair market value of the Common Stock on the date of grant;

•	The options will have a term of no more than ten years from the date they are granted;

•	Options granted are not transferable other than by will or by the laws of descent and distribution and are exercisable during the life of the optionee only by the optionee;

•	An optionee may designate a beneficiary who may exercise the option following the optionee’s death; and

•	An optionee whose service relationship with the Company or any affiliate (whether as a non-employee director of the Company or subsequently as an employee, director or consultant of either the Company or an affiliate) ceases for any reason may exercise vested options for the term provided in the option agreement (12 months generally, 18 months in the event of death).

Upon the completion of the Company’s initial public offering, subject to certain exceptions, each non-employee director was automatically granted an option to purchase 25,000 shares of Common Stock. Any individual who becomes a non-employee director for the first time also automatically receives an initial grant to purchase 25,000 shares of Common Stock upon being elected to the Board of Directors. On the day following each annual meeting of the Company’s shareholders, any person who is then a non-employee director automatically receives an annual grant to purchase 10,000 shares of Common Stock. Initial grants vest over a period of three years from their date of grant. Annual grants vest monthly over twelve months from the date of grant.

Mr. Jesse, a member of the compensation committee, is the Chairman of Jesse.Hansen&Co, a strategic and financial advisor to the Company. The Company paid Jesse.Hansen&Co $30,000 in fiscal 2002 for advisory services rendered. The agreement under which these advisory services were rendered was terminated in June 2002. In addition, on December 31, 2001, Jesse.Hansen&Co was issued 69,565 shares of Common Stock upon the exercise of a warrant to purchase 200,000 shares of Common Stock at an adjusted exercise price of $7.50 per share.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for 2000, 2001 and 2002, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 29, 2002, referred to as the “named executive officers.”

Summary Compensation Table

	Fiscal Year	Annual Compensation				Long Term Compensation	Other Compensation ($)(4)
Name and Principal Position		Salary ($)(2)		Bonus ($)(3)		Securities Underlying Options
Christopher P. Mottern (1) Chairman of the Board	2002 2001 2000	$ $ $	228,744 350,000 350,000		— — —	95,400 143,102 —	$ $ $	5,500 5,250 5,250

Patrick J. O’Dea President and Chief Executive Officer	2002		$250,385		—	600,000		—

William M. Lilla Vice President, Food Service/Office & New Business Development	2002 2001 2000	$ $ $	195,000 193,808 164,000	$ $	14,362 15,000 —	34,707 43,812 20,000	$ $ $	4,550 4,550 4,550

Peter B. Mehrberg Vice President, New Store Development & International and General Counsel	2002 2001 2000	$ $ $	160,154 150,000 144,803		$11,931 — —	26,270 29,672 20,000	$ $ $	5,500 5,250 5,250

Mark N. Rudolph Chief Financial Officer, Secretary, and Treasurer	2002 2001 2000	$ $ $	173,094 161,731 155,000	$ $	12,476 15,000 —	27,073 30,780 20,000	$ $ $	5,500 5,250 5,250

(1)	Mr. Mottern resigned as President and Chief Executive Officer in May 2002 but remains on the Board of Directors as Chairman. He remained employed by the Company in a reduced capacity through December 29, 2002.

(2)	Includes amounts deferred at the election of the named executive officer pursuant to a plan established under Section 401(k) of the Internal Revenue Code.

(3)	Messrs. Lilla, Mehrberg, and Rudolph received cash bonuses in 2003 for achievement of targeted corporate financial performance goals in 2002.

(4)	Amounts include matching contributions made under the Company’s Section 401(k) plan. As permitted by rules promulgated by the SEC, no amounts are shown, with respect to certain “perquisites,” where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

STOCK OPTION GRANTS AND EXERCISES

Prior to the completion of the initial public offering, the Company granted options to its executive officers under its 1993 Stock Option Plan, 1994 California Stock Option Plan and 1997 Equity Incentive Plan. Effective upon the completion of the initial public offering, the Board adopted the 2000 Equity Incentive Plan. As of January 31, 2003, options to purchase a total of 2,855,061 shares were outstanding under all of the Company’s plans and options to purchase 360,937 and 160,000 shares remain available for grant under the 2000 Equity Incentive Plan and 2000 Non-Employee Director Plan, respectively. Although no further options will be granted under the 1993 Stock Option Plan, 1994 California Stock Option Plan, and 1997 Equity Incentive Plan, options currently outstanding under those plans will continue in effect under the terms of those plans until such outstanding options are exercised or terminated in accordance with their terms.

The following tables show for 2002 certain information regarding options granted to, and held at year end by, the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants									Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (6)
	Number of Securities Underlying Options		% of Total Options Granted to Employees		Exercise or Base		Fair Market Value on		Expiration
Name	Granted		in 2002		Price (5)		Grant Date		Date	0%	5%		10%
Christopher P. Mottern	31,250 9,984	(1) (2)	2.3 0.7	% %	$ $	11.20 15.49	$ $	11.20 15.49	12/31/11 05/29/12	— —	$ $	220,113 97,260	$ $	557,810 246,476

Patrick J. O’Dea	300,000 300,000	(3) (4)	22.3 22.3	% %	$ $	15.49 15.49	$ $	15.49 15.49	05/29/12 05/29/12	— —	$ $	2,922,473 2,922,473	$ $	7,406,121 7,406,121

William M. Lilla	13,058 9,984	(1) (2)	1.0 0.7	% %	$ $	11.20 15.49	$ $	11.20 15.49	12/31/11 05/29/12	— —	$ $	91,976 97,260	$ $	233,084 246,476

Mark N. Rudolph	10,848 9,984	(1) (2)	0.8 0.7	% %	$ $	11.20 15.49	$ $	11.20 15.49	12/31/11 05/29/12	— —	$ $	76,409 97,260	$ $	193,636 246,476

Peter B. Mehrberg	10,045 9,984	(1) (2)	0.7 0.7	% %	$ $	11.20 15.49	$ $	11.20 15.49	12/31/11 05/29/12	— —	$ $	70,753 97,260	$ $	179,302 246,476

(1)	Options granted to the named executive officers during 2002 were non-statutory stock options granted pursuant to the Company’s 2000 Equity Incentive Plan. Each received options to purchase shares at an exercise price of $11.20 per share subject to a seven year vesting schedule and become fully vested at December 31, 2008. These options are subject to acceleration by the Board of Directors. These options to purchase Common Stock were accelerated. For Messrs. Lilla, Rudolph, and Mehrberg these options are fully vested as of the date of this report. For Mr. Mottern, one half, or 15,625 options were accelerated and fully vested as of the date of this report.
(2)	Options granted to the named executive officers during 2002 were non-statutory stock options granted pursuant to the Company’s 2000 Equity Incentive Plan. Each received options to purchase shares at an exercise price of $15.49 per share with twenty-five percent (25%) of the shares represented by each such grant vesting on February 1, 2003, and the remaining shares vesting monthly over the subsequent three years; provided the grantee continues to be employed by the Company.
(3)	Options granted during 2002 were incentive stock options pursuant to the plans of the Company’s 2000 Equity Incentive Plan. Mr. O’Dea received options to purchase shares at an exercise price of $15.49 per share with twenty-five percent (25%) of the shares represented by each such grant vesting on the first anniversary of the grant date, and the remaining shares vesting monthly over the subsequent three years; provided the grantee continues to be employed by the Company.
(4)	Options granted during 2002 were non-statutory stock options pursuant to the Company’s 2000 Equity Incentive Plan and the corresponding Stock Option Agreement (Performance-based Options) issued. Mr. O’Dea received options to purchase shares at an exercise price of $15.49 per share subject to a seven year vesting schedule and become fully vested on December 31, 2008. The vesting of the Performance-based Options shall be accelerated based upon pre-determined criteria as outlined in the Key Employment Agreement between Mr. O’Dea and the Company.
(5)	The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant.
(6)	The potential realizable value is calculated based on the terms of the option at its time of grant (10 years). It is calculated assuming that the fair market value of the Company’s Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option is exercised and sold on the last day of its term for the appreciated stock price.

FISCAL YEAR END OPTION VALUES

	Number of Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 29, 2002		Value of Unexercised In-the-Money Options at December 29, 2002(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher P. Mottern	53,438	$473,076	345,498	95,400	$2,899,539	$524,245
Patrick O’Dea	—	—	—	600,000	—	—
William M. Lilla	—	—	106,330	34,707	881,107	136,515
Peter B. Mehrberg	10,000	$122,500	87,698	26,270	734,377	84,440
Mark N. Rudolph	15,000	$167,522	123,918	27,073	1,113,384	87,347

(1)	Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of Common Stock acquired on the date of exercise.

(2)	Value of unexercised in-the-money options is based on the per share deemed value at year end, determined after the date of grant solely for financial accounting purposes, less the exercise price payable for such shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 29, 2002.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,925,772	(1)	$10.47	510,593	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	2,925,772		$10.47	510,593

(1)	Includes the following:

■	1,665,407 shares of the Company’s common stock to be issued upon exercise of outstanding stock options granted under the 2000 Equity Incentive Plan;

■	205,000 shares of the Company’s common stock to be issued upon exercise of outstanding stock options granted under the 2000 Non-Employee Director Plan;

■	939,749 shares of the Company’s common stock to be issued upon exercise of outstanding stock options granted under the 1997 Equity Incentive Plans;

■	114,316 shares of the Company’s common stock to be issued upon exercise of outstanding stock options granted under the 1994 California Stock Option Plan; and

■	1,300 shares of the Company’s common stock to be issued upon exercise of outstanding stock options granted under the 1993 Stock Option Plan.

(2)	Includes the following:

■	350,593 shares of the Company’s common stock available for issuance under the 2000 Equity Incentive Plan;

■	160,000 shares of the Company’s common stock available for issuance under the 2000 Non-Employee Director Plan;

■	There are no shares of the Company’s common stock available for issuance under the 1997 Equity Incentive Plan;

■	There are no shares of the Company’s common stock available for issuance under the 1994 California Stock Option Plan; and

■	There are no shares of the Company’s common stock available for issuance under the 1993 Stock Option Plan.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Change of Control Option Acceleration Plan

In November 1998, the Company established the Change of Control Option Acceleration Plan. The plan provides for the acceleration of vesting of shares covered by outstanding options held by all of the Company’s employees in the event of a change of control of the Company. Employees shall have the right to exercise their options immediately before the change of control. If any surviving or acquiring corporation assumes or substitutes such options, then to the extent the options are not exercised before the change of control, such assumed or substituted options shall be fully vested on and after the change of control.

Key Employee Severance Plan

In November 1998, the Company adopted the Key Employee Severance Benefit Plan to provide for the payment of severance benefits to the Chairman of the Board (if employed by the Company) and Chief Executive Officer, all employees holding the position of vice president, and any other individual designated as an eligible employee under a Key Employee Agreement. Under the plan, if the employee’s employment, within 12 months after a change of control, is involuntary terminated without cause or voluntarily terminated for good reason (a “change of control termination”), or the employee’s employment is involuntarily terminated without cause at any other time, the employee will receive severance payments determined based on the employee’s position and years of service:

•	Two years of pay for the Chairman of the Board and the Vice President of Coffee;

•	One year of pay plus up to an additional year of pay based on the term of the employee’s employment with the Company (two years of pay in the event of a change of control termination) for the Chief Executive Officer; and

•	Six months of pay plus up to an additional 18 months of pay based on the term of the employee’s employment with the Company (one year of pay in the event of a change of control termination) for each other vice president.

In addition, the employee will receive an amount equal to the target bonus amount for the employee for the relevant period in which the employee’s termination of employment occurs, prorated on a daily basis through the termination date. The Key Employee Severance Benefit Plan also provides for certain other benefits, including medical, disability and life insurance and participation in outplacement programs.

Employment Agreements

The Company entered into key employee agreements with each of the named executive officers, including a key employee agreement with Mr. O’Dea for an initial base salary of $420,000. Salaries in these agreements are subject to annual adjustment at the discretion of the Compensation Committee of the Board of Directors. These agreements also provide for an annual performance bonus based on the achievement of certain performance objectives established by the Company, the amount of which bonus will be determined by the Board of Directors in its sole discretion.

In addition, the agreements provide that if the executive is involuntarily terminated by the Company without cause or if the executive voluntarily terminates employment due to a “constructive termination,” then the vesting of all of the executive’s outstanding options to purchase Common Stock of the Company will accelerate and become fully exercisable upon the executive’s termination of employment. Under the agreements, the executives also are entitled to receive benefits to the extent provided under the Key Employee Severance Benefit Plan and the Change of Control Option Acceleration Plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION*

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee currently consists of Jean-Michel Valette, Hilary Billings, and H. William Jesse, Jr., none of whom are employees of the Company. The Committee is responsible for setting the Company’s policies regarding compensation and benefits, and administering the Company’s employee stock option and stock purchase plans. In particular, the Committee evaluates the performance of management and determines the compensation and benefits of executive officers.

The Company’s executive management program is designed (i) to attract and retain outstanding executive officers capable of leading the Company to fulfillment of its business objectives and (ii) to establish an appropriate link between executive compensation and achievement of the Company’s strategic and financial performance goals, including the enhancement of shareholder value. To that end, the Company’s compensation program offers competitive compensation opportunities that reward individual contributions as well as corporate performance, based on the following policies and principles:

•	Implementation of competitive pay practices, taking into account the pay practices of other companies of comparable size and stage of development with which the Company competes for talented executives.

•	Emphasis on pay-for-performance as a component of compensation through annual incentive programs designed to reward executives for achievement of annual corporate financial performance goals.

•	Use of equity-based incentives designed to motivate executives to focus on long-term strategic objectives, to align the interests of management and the shareholders and to provide opportunities for management to share in the benefits that they achieve for the Company’s shareholders.

For 2002, the Company’s executive compensation program included the following components: (i) base salary, (ii) annual incentives in the form of cash bonuses and (iii) long-term incentives in the form of options to purchase Common Stock. In establishing the size of an executive’s opportunity for incentive compensation, including stock options, the Committee takes into account, in addition to general comparative information, the individual performance of the executive and the financial performance and strategic achievements of the Company during the prior year, the executive’s level of responsibility and potential to influence or contribute to the Company’s operations and direction and the quality of the executive’s long-term strategic decisions made during the year. The Committee generally does not base its considerations on any single performance factor nor

*	The material in this report is not “soliciting material”, is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix. To the extent that qualitative factors are involved in the determination, the Committee must necessarily make a subjective assessment of performance.

BASE COMPENSATION

Base salaries for executives were initially set in the key employment agreements between the executives and the Company. These base salaries are subject to annual review and adjustment. The Committee evaluates executive performance on the basis of a variety of factors, both individual and corporate, as well as level of responsibility, competitive factors and the Company’s internal policies regarding salary increases. For 2002, the base salary of Christopher P. Mottern, the Company’s former President and Chief Executive Officer remained at $350,000, the base salary for the prior year. Upon Mr. Mottern’s resignation as President and Chief Executive Officer and appointment as current Chairman of the Board, his base salary was reduced to $125,000. As of December 29, 2002, Mr. Mottern’s status as an employee of the Company terminated and draws no salary from the Company. The base salary for Patrick J. O’Dea, the Company’s current President and Chief Executive Officer, is $420,000. The base salary (together with the long term compensation discussed below) was negotiated between Mr. O’Dea and the Committee at the time of his hiring and the Committee believes it is competitive with the salaries of chief executive officers of companies in the industry. The base salaries paid to other executives were increased for 2002 by amounts ranging from 1% to 14%, reflecting primarily changes in position and responsibilities and their contributions to the Company in connection with the execution of the Company’s long-term strategic initiatives.

ANNUAL INCENTIVE COMPENSATION

Annual cash bonuses are intended to reward executives for achievement of targeted corporate financial performance goals. In 2003, cash bonuses of $68,125 were received by the members of executive management for the attainment of 2002 goals.

LONG-TERM COMPENSATION

Stock options under the Company’s stock option plans are used to underscore the common interests of shareholders and management. Options are granted to executives to provide a continuing financial incentive to maximize long-term value to shareholders and to help make the executive’s total compensation opportunity competitive. Options may be tax-qualified incentive stock options or nonstatutory stock options. Options granted prior to the Company’s initial public offering typically had exercise prices set at 85% of the fair market value of the Common Stock on the date of the grant as determined by the Board of Directors. Options granted after the Company’s initial public offering typically have exercise prices set at the fair market value of the Common Stock on the date of grant. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In 2002, as a hiring inducement, Mr. O’Dea was granted options to purchase 600,000 shares of Common Stock; of which 300,000 shares would vest in accordance with the 2000 Equity Incentive Plan, and 300,000 shares subject to a seven year vesting schedule but may be accelerated upon certain conditions pursuant to Mr. O’Dea’s Key Employment Agreement. All other executive officers were granted options to purchase an aggregate of 249,772 shares during 2002. In addition, the Compensation Committee met in February 2002 and approved grants of stock options for executive officers. These options grants were based on calculations related to the executive officers’ respective base salaries and were subject to a seven year vesting schedule, subject to acceleration by the Board of Directors. The Board also approved the acceleration of vesting of these stock options so that all, except for 15,625 of the shares of Common Stock subject to such stock options, were fully vested as of February 10, 2003.

THE COMPENSATION COMMITTEE

Jean-Michel Valette, Chairman

Hilary Billings

H. William Jesse, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Compensation Committee consists of Ms. Billings and Messrs. Jesse and Valette. Mr. Jesse is also the Chairman of Jesse.Hansen&Co, which provided strategic and financial advice to the Company. The Company paid Jesse.Hansen&Co $30,000 in fiscal 2002 for advisory services rendered. The agreement under which these advisory services were rendered was terminated in June 2002. In addition, on December 31, 2001, Jesse.Hansen&Co was issued 69,565 shares of Common Stock upon exercise of a warrant to purchase 200,000 shares of Common Stock at an adjusted exercise price of $7.50 per share.

PERFORMANCE MEASUREMENT COMPARISON1

The following graph shows the cumulative total shareholder return of an investment of $100 in cash since the Company’s initial public offering of Common Stock January 25, 2001 for (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market (U.S. Companies) Index and (iii) the Standard & Poor’s Small Capitalization 600 Packaged Foods Index and (iv) a weighted average peer index2. All values assume reinvestment of the full amount of all dividends, although dividends have never been declared on the Company’s Common Stock, and are calculated monthly.

[1]	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.
[2]	The peer index is comprised of the food and beverage companies listed on the S&P Food, Beverage & Tobacco Index: Anheuser-Busch Companies, Inc., Archer-Daniels Midland Company, Brown-Forman Corporation, Campbell Soup Company, The Coca-Cola Company, Coca-Cola Enterprises Inc., Conagra Foods, Inc., Adolph Coors Company, General Mills, Inc., H. J. Heinz Finance Company, Hershey Foods Corporation, Kellogg Company, The Pepsi Bottling Group, Inc., PepsiCo, Inc., Sara Lee Corporation, and Wm. Wrigley Jr. Company. The peer index does not include the tobacco companies listed on the S&P Food, Beverage & Tobacco Index.

CERTAIN TRANSACTIONS

As discussed above under the “Compensation Committee Interlocks and Insider Participation” and elsewhere in this proxy statement, Mr. Jesse, a member of the compensation committee, is the Chairman of Jesse.Hansen&Co, to which the Company paid $30,000 in fiscal 2002 for advisory services rendered. The Company believes that the terms of the transaction were at least as favorable as the terms that would have been obtained from an unaffiliated third party. The agreement under which these advisory services were rendered was terminated in June 2002. In addition, in December 2001, Jesse.Hansen&Co was issued 69,565 shares of Common Stock upon the exercise of a warrant to purchase 200,000 shares of Common Stock at an adjusted exercise price of $7.50 per share.

The Company has entered into indemnity agreements with certain officers and directors. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or executive officer or at the Company’s request to the full extent permitted by Washington law. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Peet’s Coffee & Tea, Inc. shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, or direct your written request to Investor Relations, Peet’s Coffee & Tea, Inc., 1400 Park Avenue, Emeryville, California 94608-3520 or contact Investor Relations at (510) 594—2100. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mark N. Rudolph

SECRETARY

April 24, 2003

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 29, 2002 is available without charge upon written request to: Corporate Secretary, Peet’s Coffee & Tea, Inc., 1400 Park Avenue, Emeryville, California 94608-3520.

APPENDIX A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF

PEET’S COFFEE & TEA, INC.

PURPOSE AND POLICY

The Audit Committee of the Board of Directors of Peet’s Coffee & Tea, Inc., a Washington corporation (the “Company”) shall provide assistance and guidance to the Board of Directors in fulfilling its oversight responsibilities to the Company’s shareholders with respect to the Company’s corporate accounting and reporting practices as well as the quality and integrity of the Company’s financial statements and reports. The Audit Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the outside auditors and the Company’s financial management.

COMPOSITION

The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of The Nasdaq Stock Market applicable to Audit Committee members or disclose if not. To the extent mandated by the requirements of the Nasdaq National Market or any domestic exchange where listed for trading, at least one member of the Audit Committee shall be a “financial expert” within the meaning of such requirements.

AUTHORITY

The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Audit Committee to discharge his or her responsibilities hereunder. The Audit Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Audit Committee shall have authority to request that any of the Company’s outside counsel, outside auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

The primary responsibility of the Audit Committee shall be to review the Company’s financial reporting process (including direct oversight of the outside auditors) on behalf of the Board and to report the results of these activities to the Board. The Audit Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the policy of the Audit Committee, the Audit Committee shall be charged with the following functions and processes, with the understanding, however, that the Audit Committee may supplement or deviate from these activities as appropriate under the circumstances:

1.    To evaluate the performance of the Company’s outside auditors, to consider their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the firm of certified public accountants employed by the Company as its outside auditors or to appoint and engage new outside auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders.

2.    To review and determine the engagement of the outside auditors, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the auditors.

3.    To review and approve the retention of the Company’s outside auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Audit Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Audit Committee at its next meeting.

4.    To monitor the rotation of the outside audit partner with primary responsibility for the audit and the outside audit partner responsible for review of the audit as required by applicable law.

5.    At least annually, to receive and review written statements from the outside auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the auditors.

6.    To review and approve, upon completion of the audit, the financial statements for inclusion in the Company’s Annual Report on Form 10-K.

7.    To discuss with the outside auditors and management, as appropriate, the results of the annual audit, including the auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the outside auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the outside auditors under Statement on Auditing Standards No. 61.

8.    To discuss with management and the outside auditors the results of the auditors’ review of the Company’s quarterly financial statements, prior to release of earnings, to the extent practicable, or filing of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the outside auditors under Statement on Auditing Standards No. 61. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

9.    To discuss with management and the outside auditors, as appropriate, the Company’s disclosures contained in earnings press releases and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

10.    To review with management and the outside auditors major issues that arise regarding accounting principles and financial statement presentations, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

11.    To evaluate the cooperation received by the outside auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

12.    To review with the outside auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the auditors and management’s response, if any, to such letter.

13.    To confer with the outside auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect (including any special audit steps taken in the event of material control deficiencies).

14.    Periodically, to meet in separate sessions with the outside auditors and senior management to discuss any matters that the Audit Committee, the outside auditors or senior management believe should be discussed privately with the Audit Committee.

15.    To consider and review with management, the outside auditors, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Audit Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements and accounting policies.

16.    To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17.    To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Ethical Conduct, including review and approval of insider and affiliated-party transactions.

18.    To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

19.    To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

20.    To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s outside auditors or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so.

It shall be the responsibility of management to prepare the financial statements and the responsibility of the outside auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Audit Committee’s responsibility to ensure that the financial statements are complete and accurate or conform to generally accepted accounting principles.

MEETINGS AND MINUTES

The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

PROXY BY MAIL	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AS LISTED BELOW AND FOR PROPOSAL 2.

		FOR	WITHHOLD AUTHORITY
		all nominees listed below (except as marked to the contrary below).	to vote for all nominees listed below.			FOR	AGAINST	ABSTAIN
PROPOSAL 1:	To elect two directors to hold office until the 2006 Annual Meeting of Shareholders.	☐	☐	PROPOSAL 2:	To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 28, 2003.	☐	☐	☐

Nominees: 01 Gerald Baldwin, 02 Hilary Billings				Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.
To withhold authority to vote for any nominee(s) write such nominee(s)’ name(s) below:

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW
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Signature	Signature	Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

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VOTE BY TELEPHONE OR INTERNET QUICK * * * EASY * * * IMMEDIATE

PEET’S COFFEE & TEA, INC.

■	You can now vote your shares electronically through the Internet or the telephone.

■	This eliminates the need to return the proxy card.

■	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET

www.continentalstock.com.

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE

1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTING

ELECTRONICALLY

PEET’S COFFEE & TEA, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 23, 2003

The undersigned hereby appoints Patrick J. O’Dea and Mark N. Rudolph, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Peet’s Coffee & Tea, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Peet’s Coffee & Tea, Inc. to be held at The Claremont Hotel, 41 Tunnel Road, Berkeley, California 94705 on Friday, May 23, 2003 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

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